As of December 31,2017, the following persons or entities own more than 25% of a funds voting security.

Person/Entity

AZL BlackRock Global Allocation Fund
AZL MVP BlackRock Global Allocation Plus Fund	100.00%

AZL DFA 5 Year Global Fixed Income Fund
AZL DFA Multi-Strategy Fund         		93.45%

AZL DFA Emerging Markets Core Equity Fund
AZL DFA Multi-Strategy Fund         		94.16%

AZL DFA International Core Equity Fund
AZL DFA Multi-Strategy Fund         		33.69%
AZL MVP Fusion Dynamic Moderate Fund         	46.34%

AZL DFA U.S. Core Equity Fund
AZL DFA Multi-Strategy Fund         		78.58%

AZL DFA U.S. Small Cap Fund
AZL DFA Multi-Strategy Fund         		61.73%

AZL Enhanced Bond Index Fund
AZL MVP Growth Index Strategy Fund	 	30.27%

AZL Gateway Fund
Allianz Life Insurance Company of North America 37.29%
AZL MVP Fusion Dynamic Moderate Fund		37.20%

AZL Government Money Market Fund
Allianz Life Insurance Company of North America 95.52%

AZL International Index Fund
Allianz Life Insurance Company of North America 37.10%

AZL MetWest Total Return Bond Fund
AZL MVP Fusion Dynamic Balanced Fund		30.11%
AZL MVP Fusion Dynamic Moderate Fund		53.01%

AZL Mid Cap Index Fund
Allianz Life Insurance Company of North America 51.45%

AZL Moderate Index Strategy Fund
Allianz Life Insurance Company of North America 94.55%

AZL Morgan Stanley Global Real Estate Fund
Allianz Life Insurance Company of North America 95.81%

AZL MSCI Emerging Markets Equity Index Fund
Allianz Life Insurance Company of North America 43.78%
AZL MVP Fusion Dynamic Moderate Fund		38.33%

AZL MSCI Global Equity Index Fund
AZL MVP BlackRock Global Allocation Plus Fund	95.18%

AZL Pyramis Multi-Strategy Fund
Allianz Life Insurance Company of North America 53.78%
AZL MVP Pyramis Multi-Strategy Fund		41.59%

AZL Pyramis Total Bond Fund
Allianz Life Insurance Company of North America 37.54%
AZL MVP Fusion Dynamic Moderate Fund		33.80%

AZL Russell 1000 Growth Fund
Allianz Life Insurance Company of North America 66.50%

AZL Russell 1000 Value Fund
Allianz Life Insurance Company of North America 66.46%

AZL S&P 500 Index Fund
Allianz Life Insurance Company of North America 34.43%
AZL MVP Growth Index Strategy Fund		32.95%

AZL Small Cap Stock Index Fund
Allianz Life Insurance Company of North America 67.19%

AZL T Rowe Price Capital Appreciation Fund
Allianz Life Insurance Company of North America 50.16%
AZL MVP T Rowe Capital Appreciation Plus Fund	47.63%